Exhibit (a)(1)(E)

Your Registered Elections for Intel’s Stock Option Exchange Program

20-Aug-2009 (most current election	You may change your decisions until the option
date to be applied)	exchange window closes on 30-Oct-2009.

Your Current Stock Option Information		Preliminary New Grant Information		Your Decision

Grant Number:	00503959	The preliminary exchange ratio is...	and your new option quantity would be:

Grant Date:	10-Oct-2000	5.7 : 1	17.7	ELECTION RESULT

Expiration Date:	10-Oct-2010
Available Options:	3010
Grant Price:	$38.81
Confirmation Number:	XXXXXXXXXX

Grant Number:	00575875	The preliminary exchange ratio is...	and your new option quantity would be:

Grant Date:	21-Mar-2001	5.7 : 1	268.07	ELECTION RESULT

Expiration Date:	21-Mar-2011
Available Options:	1528
Grant Price:	$25.69
Confirmation Number:	XXXXXXXXXX

Grant Number:	637014	The preliminary exchange ratio is...	and your new option quantity would be:

Grant Date:	10-Apr-2001	4.3 : 1	558.13	ELECTION RESULT

Expiration Date:	10-Apr-2011
Available Options:	2400
Grant Price:	$24.23
Confirmation Number:	XXXXXXXXXX

Grant Number:	803791	The preliminary exchange ratio is...	and your new option quantity would be:

Grant Date:	31-Oct-2001	4.3 : 1	313.95	ELECTION RESULT

Expiration Date:	31-Oct-2011
Available Options:	1350
Grant Price:	$24.37
Confirmation Number:	XXXXXXXXXX

Grant Number:	851969	The preliminary exchange ratio is...	and your new option quantity would be:

Grant Date:	9-Apr-2002	4.6 : 1	293.47	ELECTION RESULT

Expiration Date:	9-Apr-2012
Available Options:	1350
Grant Price:	$29.33
Confirmation Number:	XXXXXXXXXX
013HGF

Your Current Stock Option Information		Preliminary New Grant Information		Your Decision

Grant Number:	928768	The preliminary exchange ratio is...	and your new option quantity would be:

Grant Date:	25-Nov-2002	1.5 : 1	1142.66	ELECTION RESULT

Expiration Date:	25-Nov-2012
Available Options:	1714
Grant Price:	$20.23
Confirmation Number:	XXXXXXXXXX

Grant Number:	1109189	The preliminary exchange ratio is...	and your new option quantity would be:

Grant Date:	16-Oct-2003	3:01	2666.66	ELECTION RESULT

Expiration Date:	16-Oct-2013
Available Options:	8000
Grant Price:	$31.83
Confirmation Number:	XXXXXXXXXX

Grant Number:	1158936	The preliminary exchange ratio is...	and your new option quantity would be:

Grant Date:	15-Apr-2004	1.9 : 1	1052.63	ELECTION RESULT

Expiration Date:	15-Apr-2014
Available Options:	2000
Grant Price:	$27.00
Confirmation Number:	XXXXXXXXXX

Grant Number:	0000000031900	The preliminary exchange ratio is...	and your new option quantity would be:

Grant Date:	21-Apr-2005	2.5 : 1	1200	ELECTION RESULT

Expiration Date:	21-Apr-2012
Available Options:	3000
Grant Price:	$23.16
Confirmation Number:	XXXXXXXXXX

Grant Number:	0000000105923	The preliminary exchange ratio is...	and your new option quantity would be:

Grant Date:	20-Oct-2005	2.5 : 1	400	ELECTION RESULT

Expiration Date:	20-Oct-2012
Available Options:	1000
Grant Price:	$23.62
Confirmation Number:	XXXXXXXXXX

Grant Number:	0000000224328	The preliminary exchange ratio is...	and your new option quantity would be:

Grant Date:	21-Apr-2006	1.4 : 1	642.85	ELECTION RESULT

Expiration Date:	21-Apr-2013
Available Options:	900
Grant Price:	$19.51
Confirmation Number:	XXXXXXXXXX

Grant Number:	0000000330679	The preliminary exchange ratio is...	and your new option quantity would be:

Grant Date:	19-Apr-2007	1.3 : 1	461.53	ELECTION RESULT

Expiration Date:	19-Apr-2014
Available Options:	600
Grant Price:	$21.52
Confirmation Number:	XXXXXXXXXX

Grant Number:	0000000424753	The preliminary exchange ratio is...	and your new option quantity would be:

Grant Date:	17-Apr-2008	1.2 : 1	500	ELECTION RESULT

Expiration Date:	17-Apr-2015
Available Options:	600
Grant Price:	$22.11
Confirmation Number:	XXXXXXXXXX

Total Options You are	Your New Option
Submitting for Exchange	Quantity Would Be
600	461

The eligibility of your stock options shown in the Computershare Election tool may change due to an increase in the Intel stock price. If the stock price rises above the grant price of your current options, those options will no longer be eligible to exchange.